EXHIBIT 3

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                  FIRST AMENDMENT TO THE INVESTORS AGREEMENT

                                BY AND BETWEEN

                         SYLVAN LEARNING SYSTEMS, INC.

                                      AND

                          APOLLO MANAGEMENT IV, L.P.




                           Dated as of June 30, 2003






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                  FIRST AMENDMENT TO THE INVESTORS AGREEMENT

         This FIRST AMENDMENT TO THE INVESTORS AGREEMENT (the "Amendment") is made and entered into as of June 30, 2003, by and between Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), and Apollo Management IV, L.P., a Delaware limited partnership ("Apollo"), on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (together with their Related Parties, the "Apollo Entities"). Capitalized terms used and not defined in this Amendment have the meanings set forth or referred to in the Investors Agreement, dated as of June 30, 2000, by and between the Company and Apollo, on behalf of the Apollo Entities (the "Investors Agreement").

         WHEREAS, the parties hereto are parties to the Investors Agreement;
and

         WHEREAS, the parties hereto desire to amend certain provisions of the Investors Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 2. Section 2 of the Investors Agreement is hereby deleted in its entirety.

2. Amendment to Section 3. Section 3 of the Investors Agreement is hereby amended and restated in its entirety as follows:

         "Section 3. Nomination and Election of Directors. So long as the Converted Shares represent one million (1,000,000) shares of Common Stock, the Apollo Entities shall have the right to designate one person for election to the Board."

3. Amendment to Section 4. Section 4 of the Investors Agreement is hereby deleted in its entirety.

4. Amendment to Section 5. Section 5 of the Investors Agreement is hereby amended and restated in its entirety as follows:

         "Section 5.  Standstill.
         (a) At all times prior to the Early Termination Date, Apollo shall not, and shall cause its Affiliates not to, acquire or agree to acquire, by purchase or otherwise, any Voting Securities of the Company or any of its Affiliates, other than:

                           (i) the Converted Shares, or an acquisition as a result of a stock split, stock dividend or similar recapitalization,

                           (ii) acquisitions of Voting Securities that together with all Voting Securities owned by Apollo and its Affiliates do not exceed 15% of the Total Voting Power,

                           (iii) stock options or similar rights granted as compensation for performance as a director or officer of the Company or its Subsidiaries (and any shares issuable upon exercise thereof),

                           (iv) transfers between or among the Apollo
         Entities,

                           (v) any rights that are granted to all Stockholders (and any shares issuable upon exercise thereof), and

                           (vi) acquisitions of Voting Securities approved by the Company;

         provided, however, that (A) if Apollo or any of its Affiliates in good faith inadvertently acquires Voting Securities in violation of these provisions and within 30 business days after the first date on which it has actual knowledge (including by way of written notice given by the Company) that a violation has occurred Apollo or any of its Affiliates shall have transferred any shares of Common Stock held in violation of these provisions to unrelated third parties so that Apollo and its Affiliates no longer beneficially own any such shares or have any agreement or understanding relating to such shares, this Section 5(a) shall be deemed to not have been violated; and (B) no violation of this provision shall be deemed to have occurred by reason of the indirect acquisition of beneficial ownership of securities resulting from (x) investments in investment funds as to which Apollo has no control or power to control with respect to voting or investment decisions or (y) acquisitions of securities by a limited partner in Apollo or an Affiliate thereof as to which limited partner Apollo has no control or power to control;

         (b) The obligations of Stockholders under Section 5(a) shall terminate on the first date (the "Early Termination Date') on which either of the following events occurs:

                           (i) The earlier of (A) any time after the fifth anniversary of the Closing Date, if at such time, the Shares represent the lesser of (1) 3% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase or acquire any Equity Interests of the Company), and (2) one million (1,000,000) shares of Common Stock; and (B) June 30, 2008.

                           (ii) If the Company shall, in breach of its obligations under this Agreement, fail to nominate for election to the Board the designee set forth by Apollo pursuant to Section 3(a).

5. Amendment to Section 6. Section 6 of the Investors Agreement is hereby deleted in its entirety.

6. Date of the Investors Agreement. Notwithstanding this Amendment, references to the date of the Investors Agreement contained in the Investors Agreement, such as "on the date hereof" and similar phrases, shall continue to reference June 30, 2000.

7. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

8. Headings. The headings herein are for convenience of reference only, do not constitute a part of this Amendment, and shall not be deemed to limit or affect any of the provisions hereof. The section references herein refer to the sections of the Investors Agreement.

9. Entire Agreement. This Amendment, together with the Investors Agreement, is intended by the parties as a final expression of the Investors Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

10. Provisions Unaffected. Except as otherwise expressly amended hereby, the provisions of the Investors Agreement remain in full force and effect.

11. Governing Law. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland applicable to contracts made and to be performed in that State, regardless of the choice of laws provisions of such state or any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                      SYLVAN LEARNING SYSTEMS, INC.


                                      By:  /s/ Sean Creamer
                                           ----------------------------
                                      Name:  Sean Creamer
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                      APOLLO INVESTMENT FUND IV, L.P.

                                      By:  Apollo Advisors IV, L.P.,
                                               its general partner

                                      By:  Apollo Capital Management IV, Inc.,
                                               its general partner

                                      By:  /s/ Laurence Berg
                                           -----------------------------
                                      Name:   Laurence Berg
                                      Title:  Vice President


                                      APOLLO OVERSEAS PARTNERS IV, L.P.

                                      By:  Apollo Advisors IV, L.P.,
                                               its general partner

                                      By:  Apollo Capital Management IV, Inc.,
                                               its general partner

                                      By:  /s/ Laurence Berg
                                           -----------------------------
                                      Name:   Laurence Berg
                                      Title:  Vice President